UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

HELIOS TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	0-21835	59-2754337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 16th St E
Sarasota, Florida		34243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 362-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) On October 18, 2021, Helios Technologies, Inc. (the “Company”), acting pursuant to due authorization, determined to voluntarily withdraw the principal listing of the Company’s common stock, par value $0.001 per share, (the “Common Stock”) from The Nasdaq Global Select Market (“Nasdaq”) and transfer the listing to the New York Stock Exchange (“NYSE”). The Company expects that listing and trading of the Common Stock on Nasdaq will end at market close on October 29, 2021, and that trading will begin on NYSE at market open on November 1, 2021.

The Common Stock has been approved for listing on NYSE, where it will continue to trade under the ticker symbol “HLIO”.

Item 7.01 Regulation FD Disclosure.

The Company issued the press release attached hereto as Exhibit 99.1 in connection with the transfer of the principal listing of the Common Stock to NYSE.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Helios Technologies, Inc. on October 19, 2021

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Date:	October 19, 2021	By:	/s/ Tricia L. Fulton
Tricia L. Fulton Chief Financial Officer (Principal Financial and Accounting Officer)